UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

NETLIST, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33170	95-4812784
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

111 Academy, Suite 100

Irvine, California 92617

(Address of principal executive offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	NLST	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Netlist, Inc. (the “Company”) appointed Blake Welcher and Jun Cho to serve as directors on the Board until the Company’s 2025 Annual Meeting of Stockholders. In addition, the Board appointed Mr. Cho to the Audit Committee of the Board. With the addition of Messrs. Welcher and Cho, the size of the Board increased to three members.

Mr. Welcher, 63, currently serves as an adjunct professor at California Lutheran University where he teaches classes in business. In 2019, he co-founded Axiom Financial Insights, LLC, a professional services business focused on providing regulatory and compliance services for financial institutions, where he continues to serve as Chairman and Chief Executive Officer. From 2021 to 2022, Mr. Welcher served as Chief Legal Officer of Revolution Prep LLC, an online tutoring company. From 2017 to 2020, he served as Vice President, Legal (previously General Counsel) for PSI Services LLC, an assessment and testing development and administration company. Mr. Welcher served as Executive Vice President, General Counsel and Corporate Secretary of DTS, Inc. (“DTS”), a consumer electronics company, until December 2016, when DTS was sold to Tessera Technologies. Mr. Welcher had been a member of the DTS executive team since March 2000. As General Counsel at DTS, he managed the licensing operations and was instrumental in building key assets that have led to DTS’ success. Mr. Welcher led DTS’ legal licensing functions, collaborated with key partners and worked to establish DTS as a global name in consumer electronics. Since 2020, Mr. Welcher has also served on the board of directors of Curbit, an Saas-based software provider for integration of food-services operational services. Mr. Welcher holds a bachelor’s degree in Aeronautical Engineering from California Polytechnic State University at San Luis Obispo, a Juris Doctorate and Masters of Intellectual Property degree from Franklin Pierce Law Center (University of New Hampshire School of Law) and is a U.S. licensed Patent Attorney.

Mr. Cho, 64, currently serves as General Counsel to Fiat Chrysler Automobiles (“FCA”) Asia Pacific and Vice President and Assistant General Counsel to FCA US LLC (formerly, Chrysler Group LLC), a global automobile company. Mr. Cho has more than 19 years of experience as legal counsel for the FCA and over 12 years of experience in the Asia Pacific region leading FCA’s initiatives in technology licensing, product distribution, M&A transactions and joint ventures, from his bases in Beijing and Shanghai. Prior to FCA, Mr. Cho specialized in international financing and corporate transactions working for global-reaching law firms including Debevoise & Plimpton in New York, Kim & Chang in Seoul, Korea and Arnold & Porter in Washington D.C. Mr. Cho holds a Juris Doctorate degree from the New York University School of Law and is admitted to the bar in the state of New York and in Washington D.C. He received his undergraduate degree in economics from the College of William and Mary.

The Board has determined that Messrs. Welcher and Cho have no relationships with the Company that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors. There are no arrangements or understandings between either of Messrs. Welcher and Cho and any other person pursuant to which Messrs. Welcher and Cho were appointed as directors. There are no transactions to which the Company is a participant and in which either of Messrs. Welcher and Cho have a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Messrs. Welcher and Cho will be entitled to the compensation paid by the Company to its non-employee directors, including an annual retainer of $40,000 for service on the Board (pro-rated for the portion of the year in which they serve as a member of the Board).

Each of Messrs. Welcher and Cho has also entered into an indemnification agreement with the Company in the form previously approved by the Board, which form is filed as Exhibit 10.2 to the Company’s Form 10-Q, filed by the Company on May 13, 2014, and is incorporated herein by reference.

On June 20, 2025, the Company issued a press release announcing appointment of Messrs. Welcher and Cho, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: June 26, 2025	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Executive Vice President and Chief Financial Officer

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